Exhibit 99.1

A Leading Manufacturer of Protective Materials for High Reliability Applications

CHASE CORPORATION ANNOUNCES SECOND QUARTER RESULTS

REVENUE OF $57.3 MILLION

EARNINGS PER SHARE OF $0.89

Westwood, MA – April 5, 2017 – Chase Corporation (NYSE MKT: CCF) today reported revenue of $57.31 million for the quarter ended February 28, 2017.  This is an increase of $2.38 million, or 4%, compared to $54.92 million recognized in the same quarter of the prior fiscal year.  Net income of $8.38 million for the current quarter increased  $1.41 million, or 20%, from $6.97 million in the prior year second quarter.  Earnings per diluted share of $0.89 for the second quarter of fiscal 2017 represented an increase of $0.15, or 20%, compared to $0.74 per diluted share in fiscal 2016. Adjusted EBITDA for the current quarter increased $2.01 million, or 14%, to $16.54 million compared to $14.53 million in the second quarter of last year.

For the six months ended February 28, 2017, revenue increased $6.26 million or 6% to $118.67 million, compared to $112.40 million recognized in the first six months of the prior year.  Net income of $18.75 million for the first six months of fiscal 2017 increased $4.33 million or 30% from $14.42 million in the prior year period.  Earnings per diluted share of $1.99 for the first half of fiscal 2017 represented an increase of $0.45, or 29%, compared to $1.54 per diluted share in fiscal 2016. Adjusted EBITDA in the current year-to-date period increased $5.81 million, or 20%, to $34.96 million compared to $29.14 million in the first six months of fiscal 2016.

Adam P. Chase, President and Chief Executive Officer, commented,

“Our Industrial Materials segment performed well in the quarter, with sales increasing over the prior year second quarter. Last quarter’s Resin Designs acquisition delivered solid results, which added to organic growth contributions from our electronic and industrial coatings and pulling and detection products.

“With Middle East pipeline project delays and general weakness in that region continuing, our Construction Materials segment completed its normally seasonally slower second quarter behind the prior year. However, our coating and lining systems sales were a bright spot for the segment during the quarter.”

Kenneth J. Feroldi, Treasurer and Chief Financial Officer, added,

“After adopting ASU No. 2016-09 at the start of the fiscal year, the Company has continued to experience the anticipated volatility in its effective tax rate. For the second quarter of fiscal 2017, the Company recognized an effective tax rate of 33.7%, with the rate affected by a discrete tax benefit related to stock-based compensation.  Our effective tax rate for the year-to-date period was 31.3%.

“With less volatility in foreign currency exchange rates in the period, our recognized net transactional gains and losses were not significant for the current quarter, especially as compared to net gains recognized in the quarterly and year-to-date periods in the prior year.”

Mr. Chase also commented,

“We continue to make progress on our mergers, acquisitions and divestitures program. The integration of Resin Designs’ operations onto Chase’s ERP system continued during the quarter, and the post-acquisition financial results provided us a comparative benefit over the prior year. As previously announced, we sold our former Corporate headquarters in Bridgewater, MA in December, recognizing a gain on the sale.  In April, following the second quarter, we completed the sale of our fiber optic cable components business, for which a gain will be recognized in the third quarter.

“During the current quarter, Chase began utilizing its new $150 million credit facility. The size and flexibility of the new credit facility provides us ample capital to pursue our mergers and acquisitions program. Given the all-revolver nature of the new credit facility, we have begun utilizing excess cash to pay down the principal balance of our debt, and may draw on the facility in the future to finance M&A activity as well as other operational needs.”

As of February 28, 2017, the Company’s cash on hand was $40.81 million. The outstanding balance of the Company’s new $150 million revolving debt facility was $25.00 million.

The following table summarizes the Company’s financial results for the three and six months ended February 28, 2017 and February 29, 2016.

	For the Three Months Ended		For the Six Months Ended
All figures in thousands, except per share figures	28-Feb-17	29-Feb-16	28-Feb-17	29-Feb-16
Revenue	$57,308	$54,924	$118,665	$112,402
Costs and Expenses
Cost of products and services sold	32,858	34,895	68,147	69,612
Selling, general and administrative expenses	11,518	10,226	23,270	21,736
Exit costs related to idle facility	23	209	50	209
Acquisition-related costs	—	—	584	—
Write-down of certain assets under construction	—	—	—	365
Operating income	12,909	9,594	26,614	20,480
Interest expense	(307)	(260)	(553)	(510)
Gain on sale of locations	68	—	860	—
Gain on sale of business	—	—	—	1,031
Other income (expense)	(27)	1,419	372	1,388
Income before income taxes	12,643	10,753	27,293	22,389
Income taxes	4,260	3,781	8,547	7,968
Net income	$8,383	$6,972	$18,746	$14,421
Net income per diluted share	$0.89	$0.74	$1.99	$1.54
Weighted average diluted shares outstanding	9,360	9,292	9,336	9,287
Reconciliation of net income to EBITDA and adjusted EBITDA
Net income	$8,383	$6,972	$18,746	$14,421
Interest expense	307	260	553	510
Income taxes	4,260	3,781	8,547	7,968
Depreciation expense	1,305	1,391	2,640	2,864
Amortization expense	2,330	1,920	4,506	3,836
EBITDA	$16,585	$14,324	$34,992	$29,599
Exit costs related to idle facility	23	209	50	209
Gain on sale of locations	(68)	—	(860)	—
Cost of sale of inventory step-up	—	—	190	—
Acquisition-related costs	—	—	584	—
Gain on sale of business	—	—	—	(1,031)
Write-down of certain assets under construction	—	—	—	365
Adjusted EBITDA	$16,540	$14,533	$34,956	$29,142

Contact:

Paula Myers

Shareholder & Investor Relations Department

Phone:(781) 332-0700

E-mail:investorrelations@chasecorp.com

Website:www.chasecorp.com

Chase Corporation, founded in 1946, is a leading manufacturer of protective materials for high-reliability applications throughout the world.

The Company has used non-GAAP financial measures in this press release. EBITDA and Adjusted EBITDA are non-GAAP financial measures.  The Company believes that EBITDA and Adjusted EBITDA are useful performance measures as they are used by its executive management team to measure operating performance, to allocate resources to enhance the financial performance of its business, to evaluate the effectiveness of its business strategies and to communicate with its board of directors and investors concerning its financial performance.  The Company believes EBITDA and Adjusted EBITDA are commonly used by financial analysts and others in the industries in which the Company operates, and thus provide useful information to investors. Non-GAAP financial measures should be considered in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Certain statements in this press release are forward-looking.  These may be identified by the use of forward-looking words or phrases such as “believe”; “expect”; “anticipate”; “should”; “planned”; “estimated” and “potential”, among others.  These forward-looking statements are based on Chase Corporation’s current expectations.  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.  To comply with the terms of the safe harbor, the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following: uncertainties relating to economic conditions; uncertainties relating to customer plans and commitments; the pricing and availability of equipment, materials and inventories; technological developments; performance issues with suppliers and subcontractors; economic growth; delays in testing of new products;  the Company’s ability to successfully integrate acquired operations; the effectiveness of cost-reduction plans; rapid technology changes; and the highly competitive environment in which the Company operates. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.